Exhibit 10.4

OFFICE LEASE

Landlord:

Connecticut General Life Insurance Company,

a Connecticut corporation,

on behalf of its Separate Account R

Tenant:

Corus Pharma, Inc.,

a Delaware corporation

Date: April 6, 2001

EXHIBITS

Work Letter Agreement
A	=	Outline of Floor Plan of Premises
B	=	The Project
C	=	Notice of Lease Term Dates and Tenant’s Percentage
D	=	Standards for Utilities and Services
E	=	Tenant Estoppel Certificate
F	=	Rules and Regulations
G	=	Parking Rules and Regulations
H	=	ERISA Parties in Interest List
I	=	Employee Retirement Income Security Act
J	=	Example Letter of Credit
K	=	Space Plan

OFFICE LEASE

Market Place Tower

1. BASIC LEASE TERMS

a.	DATE OF LEASE EXECUTION:

b.	TENANT: Corus Pharma, Inc.

Trade Name: Same

Address (leased Premises): 2025 First Avenue, Suite 800, Seattle, WA 98121

Floor(s) upon which the Premises are Located: 8th Floor

Suite Number(s): 800

Address (For Notices): Same as address of leased Premises set forth above

c.	LANDLORD: CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R;

Address (For Notices): 265 Market Place Tower, 2025 First Avenue, Seattle, WA 98121,

or to such other place as Landlord may from time to time designate by notice to Tenant.

d.	PREMISES AREA: An agreed 4,341 Rentable Square Feet

e.	PROJECT AREA: An agreed 193,782 Rentable Square Feet

f.	TENANT’S PERCENTAGE: 2.240%

g.	TERM OF LEASE: The initial term of this Lease shall be for Thirty-Six (36) months (the “Initial Term”) commencing upon the earlier of:

(1)	Substantial completion of the Tenant Improvements described in the Work Letter Agreement and the tender of possession of the Premises to Tenant, or

(2)	The date that Tenant opens for business in the Premises, or

(3)	May 1, 2001

Reference in this lease to a “Lease Year” shall mean each successive twelve month period commencing with the first day of the month in which the Initial Term of this Lease commences.

Tenant shall have the right to extend the Initial Term of this Lease beyond the expiration of the Initial Term for one successive period of thirty six (36) months, as further defined in Paragraph 3 (the “Extended Term”). As used herein, the “Term” of this Lease means the Initial Term and, if exercised, the Extended Term.

h.	BASE MONTHLY RENT: Commencement Date – April 30, 2002 $ 12,661.25 per month

i.	RENT ADJUSTMENT:

The step adjustment provisions of Paragraph 5.c apply as follows:

Effective Date of Rent Increase	Base Monthly Rent
May 1, 2002 – April 30, 2003	$ 13,023.00 per month
May 1, 2003 – end of Initial Term	$ 13,384.75 per month

j.	BASE YEAR FOR OPERATING EXPENSES: Calendar Year 2001

k.	PREPAID RENT: $12,661.25

l.	TOTAL SECURITY DEPOSIT: Letter of Credit in the amount of One Hundred Thousand Dollars ($100,000.00) as provided in Paragraph 7.

m.	TENANT IMPROVEMENT ALLOWANCE: $5.00 per square foot of Rentable Area (as such term is defined in the Work Letter Agreement).

n.	TENANT’S USE OF PREMISES: Administrative offices for pharmaceutical development company.

o.	PARKING: Tenant shall have the right to purchase 5 unreserved parking passes in the building garage at the designated parking rate, currently $200.00 per month including Washington State Sales Tax. This rate is subject to change over the Term of the lease.

p.	BROKER(S): Larry Blackett of Kidder Mathews & Segner as Tenant’s Agent; Trammell Crow Company as Landlord’s Leasing Agent.

q.	BROKERAGE COMMISSION PAYABLE BY: Landlord

r.	GUARANTOR(S): NONE

s.	EXHIBITS: Exhibits letters A through J are attached hereto and made a part hereof.

Paragraph 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in Paragraph 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Lease is made upon the condition of such performance.

2. PREMISES AND COMMON AREAS LEASED

a. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises described in Paragraph 1 and in Exhibit A attached hereto (the “Premises”).

b. The Premises are contained within the building at the address designated in Paragraph 1 located in the Project described on Exhibit B attached hereto (the “Project”).

c. [intentionally omitted]

d. Tenant shall have the nonexclusive right to use in common with other tenants in the building in which the Premises are located (“Building”) and the Project and subject to the Rules and Regulations referred to in Paragraph 30 below the following areas (“Common Areas”) appurtenant to the Premises:

(1) The Building’s common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

(2) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

e. Landlord reserves the right from time to time without unreasonable interference with Tenant’s use:

(1) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building or Project;

(2) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(3) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available:

(4) To designate other land outside the boundaries of the Building or Project to be a part of the Common Areas;

(5) To add additional buildings and improvements to the Common Areas;

(6) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof;

(7) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3. TERM

a. The Commencement Date listed in Paragraph l of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if tenant improvement work required of Landlord pursuant to this Lease (“Landlord’s Work”) is substantially completed (as that term is used in the construction industry) by such date, but otherwise the Commencement Date shall be first to occur of the following events (i) the date on which Landlord notifies Tenant that Landlord’s Work is substantially complete, (ii) the date on which Tenant commences beneficial occupancy of the Premises, or (iii) if substantial completion of Landlord’s Work is delayed due to Tenant’s failure to perform its obligations under this Lease, then the date determined by Landlord as the date upon which Landlord’s Work would have been substantially completed, but for Tenant’s failure to perform. Landlord shall confirm the Commencement Date by written notice to Tenant. This Lease shall be for a term (“Term”) beginning on the Commencement Date and ending thirty-six (36) months thereafter, unless extended or sooner terminated in accordance with the terms of this Lease. Landlord shall use reasonable efforts to make the Premises available to Tenant prior to the Commencement Date for the purposes of Tenant’s installation of furniture and equipment, provided that Landlord may impose such restrictions as to prevent interference with Landlord’s Work. All provisions of this Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall become effective on the date that Tenant or its officers, agents, employees or contractors is first present on the Premises for inspection, construction or move in purposes.

b. Option to Extend. Tenant is granted the right to extend the Term of this Lease beyond the expiration date of the Initial Term for one period of thirty-six (36) months (the “Extended Term”). Tenant may not exercise its extension right if it is then in default beyond any applicable cure period or if it has ever been in default beyond any applicable cure period more than two (2) times in any twelve (12) month period. Further, any exercise by Tenant of this Option to Extend shall be subject to Landlord’s determination, in Landlord’s discretion, that Tenant meets Landlord’s then-existing standards for creditworthiness and use. Tenant may exercise its extension right by delivering written notice thereof to Landlord not later than nine (9) months prior to the expiration of the Initial Term. In the Extended Term, all terms and conditions of this Lease shall apply, except that (i) Base Monthly Rent shall be the Fair Market Rent for the Premises, but not less than the Base Monthly Rent for the last month of the Initial Term, and (ii) neither the Work Letter Agreement nor the allowance specified in Paragraph 1(m) shall be applicable. The term “Fair Market Rent” for the purposes of this Lease shall mean the annual amount per rentable square foot that Landlord has accepted in current comparable transactions in the Building for comparable space, for a comparable period of time, with improvements comparable to those existing in the Premises on the date Tenant exercises its extension right (or with such restoration as Tenant would be required to make upon termination of the Lease, if such would increase the Fair Market Rent) or if there are not a sufficient number of current comparable transactions in the Building, what a willing, comparable tenant would pay, and a willing, comparable landlord of a comparable office building would accept under the transaction as further defined above. If Landlord and Tenant cannot agree on the Fair Market Rent for Premises for the Extended Term, then such Fair Market Rent shall be determined by arbitration in accordance with Paragraph 3.c.

c. Fair Market Rent. If the determination of Fair Market Rent is to be made by arbitration pursuant to this Paragraph 3.c, then such arbitration shall be conducted in accordance with the following:

(1) Landlord and Tenant shall each appoint one appraiser who shall be, by profession, a real estate appraiser who shall have been active over the last five (5) year period ending on the date of such appointment in the appraisal of leasehold estates of this type. The appraisers shall determine the Fair Market Rent, taking into account the requirements of this paragraph regarding the same. Each such appraiser shall be appointed within ten (10) days after notice from either party demanding appraisal of the Fair Market Rent (“Appointment Date”).

(2) If two appraisers are appointed and are unable to agree on the Fair Market Rent within twenty (20) days after the second appraiser is appointed, they shall within ten (10) days thereafter jointly designate a third appraiser (the “Neutral Appraiser”) who shall be qualified under the same criteria set forth in subparagraph (1) above for qualification of the initial two appraisers. If they are unable to agree on the Neutral Appraiser, then either Landlord or Tenant may apply to the presiding judge of King County Superior Court for the selection of a Neutral Appraiser who meets the above qualifications. The Neutral Appraiser, however selected, shall not have previously acted in any capacity for either party.

(3) Within twenty (20) days after the selection of the Neutral Appraiser, a majority of the appraisers shall set the Fair Market Rent. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to Fair Market Rent within five (5) days after the expiration of the twenty (20) day period. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal submitted an appraiser appointed by a party that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser.

(4) If either Landlord or Tenant fails to appoint an appraiser within ten (10) days after the notice of demand for appraisal, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraisal’s decision shall be binding upon Landlord and Tenant.

(5) The cost of arbitration shall be paid by Landlord and Tenant equally.

(6) If the arbitrators have not determined a Fair Market Rent by the specified date, Tenant shall pay during the Extended Term, until such determination is made by the arbitrators, the Base Monthly Rent payable at the end of the initial Term, and, upon receipt of the decision by the arbitrators, Tenant shall immediately pay to Landlord an amount equal to the excess, if any, of the Fair Market Rent determined by the arbitrators over the amount Tenant has paid.

4. POSSESSION

Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the Term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above Term be in any way extended, but in such event Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landlord completes construction of the Tenant Improvements prior to the date scheduled in the Work Schedule, Landlord shall deliver possession of the Premises to Tenant upon such completion and the Term of this Lease shall thereupon commence.

5. RENT

a. Tenant shall pay Landlord monthly base rent in the initial amount set forth in Paragraph 1 which shall be payable monthly in advance on the first day of each and every calendar month (“Base Monthly Rent”) provided, however, the first month’s rent shall be due and payable upon execution of this Lease. All monetary sums due from Tenant to Landlord under this Lease other than Base Monthly Rent shall be and are referred to herein as “Additional Rent.”

b. [intentionally omitted].

c. Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Paragraph 1.i.(2).

d. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Paragraph 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received by Landlord within ten (10) days of when due. Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashiers check.

e. Upon the execution of the Lease, in accordance with Paragraph 5.a, Tenant shall pay to Landlord the Prepaid Rent set forth in Paragraph 1, and if Tenant is not in default of any provisions of the Lease, such Prepaid Rent shall be applied toward the rent due for the last month of the Term. Landlord’s obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent.

f. [intentionally omitted].

g. “For purposes of Section 467 of the Internal Revenue Code, the parties to this lease agreement hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.”

6. RENTAL ADJUSTMENT

a. For the purposes of this Paragraph 6, the following terms are defined as follows:

(1) “Tenant’s Percentage” shall mean that portion of the total rentable area of the Project occupied by Tenant as set forth as a percentage in Paragraph 1.

(2) “Operating Expense Allowance” shall mean the actual Operating Expenses of the Base Year (defined in Paragraph 6.b).

(3) “Operating Expenses” shall consist of all direct costs of operation and maintenance of the Project and the Common Areas, including any expansions to the Common Areas by Landlord (“Operating Expenses”), as determined by standard accounting practices, calculated assuming the Project is fully occupied, including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof; rent taxes, (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting; legal and other consulting fees; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Project; utilities; janitorial services; security; labor; parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Project or the Premises or the parking facilities serving the Project or the Premises; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the maximum rate allowed by law on the unamortized balance) of any capital improvements made to the Project or the Common Areas by the Landlord for replacement of any building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement; costs incurred in the management of the Project, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Project, and payroll taxes and similar governmental charges with respect thereto, Project management office rental, a management fee and, in the event Landlord is directly participating in the administration of the Project, an administrative fee in the amount of Landlord’s actual expenses, such administrative fee not to exceed fifteen percent (15%) of the annual Operating Expenses excluding therefrom such fee); air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Project, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, and all other upkeep of all parking and Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant’s signs); personal property taxes levied on or attributable to personal property used in connection with the entire Project, including the Common Areas; reasonable audit or verification fees; and costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Operating Expenses shall not include Landlord’s federal or state income, business and occupation, franchise, inheritance or estate taxes, depreciation on buildings or equipment therein, Landlord’s executive salaries or real estate brokers’ commissions.

(4) As used herein, the term “real property taxes” shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

(a) any tax on Landlord’s “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “real property taxes” for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Notwithstanding any provision of this Paragraph 6 expressed or implied to the contrary, “real property taxes” shall not include Landlord’s federal or state income, business and occupation, franchise, inheritance or estate taxes.

b. Tenant’s Payment of Tenant’s Percentage of Operating Expenses and Real Property Taxes. Before the end of the first quarter of each calendar year, Landlord will notify Tenant in writing of Landlord’s reasonable estimate of Tenant’s Percentage of estimated Operating Expenses and Real Property Taxes for that year to the extent such Operating Costs and Real Property Taxes exceed such costs and taxes for the “Base Year”. The term “Base Year” refers to the calendar year set forth in Paragraph 1.j above. Tenant shall pay one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Percentage of such excess in advance on the first day of each month, provided that in the event Landlord notifies Tenant of an increase in Tenant’s Percentage after the commencement of any calendar year, Tenant shall pay Landlord’s estimate for each preceding month in such calendar year on the first day of the calendar month following Tenant’s receipt of Landlord’s notice. Within 120 days of the end of each year, or at the expiration or sooner termination of the Lease Term, Landlord will compute Tenant’s Percentage of Operating Costs and Real Property Taxes due under this paragraph for such year, based on actual costs, and, if Tenant’s Percentage of Operating Costs and Real Property Taxes for such year is greater than that already paid by Tenant for such year, Tenant shall, within 30 days of receipt of written notice from Landlord, pay Landlord the deficiency. If the total amount paid for such year exceeds Tenant’s Percentage of Operating Costs and Real Property Taxes, then Landlord shall credit such excess to the payment of rent and Additional Rent which may thereafter become due. If at any time Landlord obtains additional information regarding costs, Landlord may at its election adjust the amount of the monthly installments due during the balance of the year to reflect such additional information, by giving Tenant written notice thereof. Tenant shall make the adjusted monthly payments for the remainder of the calendar year. Any credits for overpayment shall be applied to the next due rent and Additional Rent payments. Deficiencies owed by Tenant shall be paid to Landlord together with the next due rent payment.

c. Even though the Term has expired and Tenant has vacated the Premises, when final determination is made of Tenant’s Percentage of Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant, which payment or rebate shall be calculated on the basis of the Operating Expenses pro-rated through the actual date of termination.

d. Tenant or its accountants shall have the right to inspect and audit Landlord’s books and records with respect to this Lease once each Lease Year to verify actual Operating Expenses for the prior Lease Year. Tenant may not use a property manager or developer (or an affiliate of a property manager or developer) to conduct such an audit. If Tenant’s audit of the Operating Expenses reveals an overcharge of more than five percent (5%), Landlord promptly shall reimburse Tenant for the out-of-pocket cost of the audit paid to third-party auditors. Any overcharge or underpayment of Operating Costs shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed.

7. LETTER OF CREDIT

a. Amount of Letter of Credit. Landlord and Tenant acknowledge and agree that, as of the date of this Lease and in accordance with this Paragraph 7, (i) Tenant has caused the Letter of Credit (defined below), in the amount of One Hundred Thousand Dollars ($100,000) to be issued by the L/C Bank (defined below) in favor of Landlord, and its successors, assigns and transferees; (ii) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until the earlier of the date Landlord acknowledges Tenant has surrendered the Premises in accordance with Paragraph 33 below or 60 days after expiration or earlier termination of the Lease; and (iii) the initial Letter of Credit will be delivered to Landlord simultaneously with full execution of this Lease. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Paragraph 7.

b. Payment and Holding of Draw Proceeds. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (defined below), Landlord will have the unconditional right to draw on the Letter of Credit, in the full amount thereof or in any lesser amount or amounts as Landlord may determine, in its sole and absolute discretion, in accordance with this Paragraph 7. Upon the payment to Landlord of the Draw Proceeds (defined below), Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, and as security for the performance by Tenant of Tenant’s covenants and obligations (theretofore or thereafter arising) under this Lease, and will be entitled to use and apply any and all of the Draw Proceeds from time to time solely to compensate Landlord hereunder. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Basic Monthly Rent or Additional Rent or a measure of Landlord’s damages resulting from any event of default hereunder (past, present or future). Further, immediately upon the occurrence of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Basic Monthly Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such events of default. Any delays in Landlord’s draw on the Letter of Credit or in Landlord’s use of the Draw Proceeds as provided in this Paragraph 7.b will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount. As between Landlord and Tenant, Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code’s automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord’s liability under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Paragraph 7. Upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or events of default hereunder, Landlord agrees to return any remaining unapplied balance of the Draw Proceeds then held by Landlord to Tenant, and to return the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank.

c. Transferability. If Landlord transfers its interest in the Premises, or any portion thereof, during the Term, Landlord may transfer the Letter of Credit and any and all Draw Proceeds then held by Landlord to the transferee and thereafter will have no further liability with respect to the Letter of Credit or the Draw Proceeds, including, without limitation, any liability for the return of the Letter of Credit. Tenant is responsible for any and all fees or costs (whether payable to the L/C Bank or otherwise) in order to effect such transfer of the Letter of Credit.

d. Applicable Definitions.

“Draw Event” means each of the following events:

(1) the occurrence of any one or more of the following: (i) Tenant’s filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant’s making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant (or its guarantor hereunder) and such filing not being dismissed within 60 days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a “custodian,” as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession not being restored to Tenant within 60 days, or (v) the subjection of all or substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within 60 days; or

(2) the failure of Tenant, not less than 30 days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, and, except as expressly provided in Paragraph 7, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an event of default under this Lease; or

(3) the failure of Tenant to make any payment of Basic Monthly Rent, of any monthly installment of any Additional Rent, or of any other monetary obligation within ten (10) days after the amount is due; or

(4) the breach by Tenant of any non-monetary obligation hereunder which is not cured within thirty (30) days after written notice thereof from Landlord to Tenant. If the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

“Draw Proceeds” means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

“L/C Bank” means any United States bank which is approved by Landlord in Landlord’s reasonable discretion.

“Letter of Credit” means that certain one-year irrevocable letter of credit, in the amount set forth in Paragraph 7, issued by the L/C Bank, as required under Paragraph 7 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with Paragraph 7, which letter of credit will be in substantially the same form as attached Exhibit J.

8. USE

Tenant shall use the Premises for the uses set forth in Paragraph 1 above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed for uses meeting Landlord’s then-existing use criteria for new tenants in the Building. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Area or the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

9. NOTICES

Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the address(es) designated in Paragraph 1 or to Landlord at the address designated in Paragraph 1. Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

10. BROKERS

a. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Paragraph 1 and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

b. Agency Disclosure. At the signing of this Lease, Landlord’s Leasing Agent (identified in Paragraph 1.p) represented Landlord and Tenant’s Agent (identified in Paragraph 1.p) represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040).

11. HOLDING OVER

If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to the greater of Landlord’s scheduled rent for the space or one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys fees and costs.

12. TAXES ON TENANT’S PROPERTY

a. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

b. If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “Building Standard” for other space in the Building are assessed, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12.a above. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. CONDITION OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition at such time. Without limiting the foregoing, Tenant’s execution of the Notice attached hereto as Exhibit C shall constitute a specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Common Areas such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings.

14. ALTERATIONS

a. Except for the alterations shown on the space plan attached as Exhibit K (“Space Plan”), Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord’s prior written consent. If the proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within (10) ten days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal. Tenant may, at the time of requesting Landlord’s consent to alterations, further request in writing that Landlord elect, at the time of granting consent, whether such alterations must be removed upon termination of the Lease. If Tenant so requests, Landlord shall make such election at the time of granting consent to the alteration (or if no consent is required, then within fifteen days of Tenant’s request). Failure of Landlord to respond to Tenant’s request within that fifteen day period shall be deemed an election that the alteration need not be removed on termination of this Lease. Landlord hereby notifies Tenant that Tenant is not required to remove the alterations shown on the Space Plan. Except as otherwise expressly provided herein, Landlord will not unreasonably withhold, delay or condition any approval or consent required of Landlord under this Paragraph.

b. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects, for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

15. REPAIRS

a. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Except as set forth in the Work Letter Agreement, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building, the Project or the Common Area except as specifically set forth herein or in the Work Letter Agreement.

b. Anything contained in Paragraph 15.a above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

16. LIENS

Tenant shall not permit any mechanics, materialmen’s or other liens to be filed against the Building or the Project nor against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

17. ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of rent, provided that Landlord shall use commercially reasonable measures to minimize disruption to Tenant’s business caused by such entry. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises attributable to Landlord’s entry of the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant, provided that the foregoing release from damages shall not be applicable to physical damage to persons or property (excluding consequential damages such as lost profits) to the extent caused by Landlord’s gross negligence or willful misconduct. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

18. UTILITIES AND SERVICES

Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit D, subject to the conditions and in accordance with the standards set forth therein. Landlord’s failure to furnish any of the foregoing items when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or by (v) any other cause beyond Landlord’s reasonable control, shall not result in any liability to Landlord. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure; provided that if such failure renders the Premises untenantable, then such interruption shall be treated as damage or destruction pursuant to Paragraph 23. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant thereafter shall pay all charges of the utility providing service and Landlord shall make an appropriate adjustment to account for the fact Tenant is directly paying such metered charges.

19. BANKRUPTCY

If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver of trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25.b hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

20. INDEMNIFICATION AND EXCULPATION OF LANDLORD

a. Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Project or the Common Area, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except to the extent (i) caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failures or (ii) caused by the gross negligence or willful misconduct of Landlord or its employees or agents. Tenant hereby waives all its claims in respect thereof against Landlord.

b. Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents in the operation or maintenance of the Premises, the Building, or the Project without contributory negligence on the part of Tenant or any of its sublessees or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other lessees or persons in or about the Building or Project, or caused by quasi-public work; or (ii) for consequential damages arising out of any loss of the use of the Premises of any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

21. DAMAGE TO TENANT’S PROPERTY

Notwithstanding the provisions of Paragraph 20 to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building or Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, provided that this release shall not be applicable to physical damage to persons or property (excluding consequential damages such as lost profits) to the extent caused by Landlord’s gross negligence or willful misconduct. Landlord or its agents shall not be liable fore interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building (except such repair obligations as otherwise exist under this Lease). Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

22. TENANT’S INSURANCE

a. Tenant shall, during the Term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

(1) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (“All-Risk”) and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant Improvements installed by Landlord), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises, Building or Project in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

(2) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of the Premises and Tenant’s Operations thereon, independent contractors, contractual liability (covering the indemnity contained in Paragraph 20 hereof and shall (a) name Landlord as an additional insured, (b) contain a cross liability provision and (c) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

(3) Workers’ Compensation and Employer’s Liability insurance (as required by state law).

(4) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

b. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A” and a Financial Rating of “X” or better, as set forth in the most current issue of Best’s Insurance Reports. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days’ prior written notice to Landlord. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

c. During the Term of this Lease, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22.a and 22.b hereof against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord’s mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

d. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

e. If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22.e, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

f. All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23. DAMAGE OR DESTRUCTION

a. In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:

(1) In the event of total destruction, at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(2) In the event of a partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subparagraph 23.a.(2), Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

b. Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid and Landlord shall return the Letter of Credit and any Draw Proceeds in accordance with Paragraph 7.b.

c. In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, or to the extent that the Premises is untenantable; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing, Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

d. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises, despite Landlord’s reasonable best efforts, within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

e. If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

f. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense (including Tenant Improvements installed by Landlord), and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

g. Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof, provided that if Landlord fails to repair, reconstruct or restore the Premises Tenant shall be released from its obligations under this Lease as of the date of the occurrence of such damage or destruction.

h. Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

24. EMINENT DOMAIN

a. In case all of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

b. In the event of taking of the Premises or any part thereof for temporary use, (1) this Lease shall be and remain unaffected thereby and rent shall not abate, and (2) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24.b, a temporary taking shall be defined as a taking for a period of 270 days or less.

25. DEFAULTS AND REMEDIES

a. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any provision of this Lease.

(2) The failure by Tenant to make any payment of rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, provided that Landlord shall not exercise its rights under this Section 25(a)(2) unless Tenant fails to cure such default within five (5) days after written notice thereof by Landlord to Tenant.

(3) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25.a.(1) or (2) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. If the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

(4) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days.

b. ln the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25.b.(1) and (2) above, the “worth at the time of award” is computed by allowing interest at the prime rate established from time to time by Bank of America, Main Office, Seattle, Washington, plus two percent (2%). As used in Subparagraph 25.b.(3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 25.c shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

d. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term for this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises, fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred, including but not limited to brokers’ commissions, by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

e. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar acts by Tenant.

26. ASSIGNMENT AND SUBLETTING

a. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed for tenants meeting Landlord’s then existing standards for creditworthiness and use. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable at Landlord’s election and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change in one or more transfers of partners owning more than a fifty percent (50%) interest in the partnership, or if Tenant is a corporation, any transfer of fifty percent (50%) of its stock in one or more transfers, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant’s intent to assign, encumber or sublease this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within ten (10) business days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility, elect one of the following: (1) consent to such proposed assignment, encumbrance or sublease; or (2) refuse such consent, which refusal shall be on reasonable grounds. As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all moneys due to Tenant by said assignee or sublessee. Further, if the Building is less than eighty percent (80%) leased, Landlord may require that the rent payable by such assignee or sublessee be at rental rates for comparable premises in the Building then actually being achieved by Landlord for leases of similar term (or, if there are no comparable premises, then the rates achieved by institutional landlords of similar premises for similar terms in similar buildings). In addition, a condition to Landlord’s consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.

b. As a condition to Landlord’s consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (1) terminate the sublease or (2) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

c. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord’s processing costs and attorneys’ fees incurred in giving such consent. If Landlord shall consent to any assignment of this Lease, Tenant shall pay to Landlord, as Additional Rent, three-quarters (3/4) of all Net Consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such Net Consideration is due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the assignee to pay such Net Consideration directly to Landlord), provided that . If for any proposed sublease Tenant receives Net Consideration in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account. Tenant shall pay to Landlord as Additional Rent hereunder three quarters (3/4) of the Net Consideration received by Tenant promptly after its receipt. As used herein, “Net Consideration” means the total amounts received by Tenant from time to time less (i) Rent and Additional Rent then due and less (ii) Tenant’s expenditures for professional fees (including fees of attorneys, space planners and the like), brokerage commissions and tenant improvements made to obtain the assignment or sublease amortized in equal monthly payments without interest over the term of the assignment or sublease. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deemed an assignment or subletting. If Tenant requests Landlord’s consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days of receipt by Landlord of the financial responsibility information required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises, provided that Tenant may nullify such termination by withdrawing the request to sublease or assign within five (5) days after receipt of Landlord’s notice. Tenant understands and acknowledges that the option, as provided in this Paragraph 26, to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord’s agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth.

27. SUBORDINATION

a. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to:

(1) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and

(2) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security.

b. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of request Tenant shall be in default, and Landlord may, at Landlord’s option, terminate the Lease provided written notice of such termination is received by Tenant prior to Landlord’s receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

28. ESTOPPEL CERTIFICATE

a. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit E, certifying: (1) the date of commencement of this Lease; (2) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (3) the date to which the rental and other sums payable under this Lease have been paid; (4) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (5) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

b. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord’s performance, and (3) that not more than one (1) month’s rental has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease and Landlord may, at Landlord’s option, terminate the Lease, provided written notice of such termination is received by Tenant prior to Landlord’s receipt of said statement.

29. BUILDING PLANNING

In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, upon not less than ninety (90) days prior written notice to Tenant in writing, Landlord shall have the right to move Tenant to other space in the Project of which the Premises forms a part, at Landlord’s sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space and Section 1 of this Lease shall be amended to include and state all correct data as to the new space. Landlord’s relocation right shall be exercisable only if the relocation space is on a floor at least as high as the Premises, the relocation premises are in the southwest corner of the Building and are comparably improved, and Landlord reimburses Tenant for Tenant’s reasonable out-of-pocket costs of relocation, including but not limited to actual moving expenses, reinstallation of telephone and computer systems and cabling, printing of new stationary and business cards, and the like. If the new space is smaller than the Premises, the Base Monthly Rent and Tenant’s Percentage will be adjusted to account for the decrease in rentable square footage. However, if the new space is larger than the Premises, there will be no change in Base Monthly Rent or Tenant’s Percentage. In any event, if the new space does not meet with Tenant’s approval, in Tenant’s reasonable discretion, Tenant shall have the right to cancel this Lease upon giving Landlord thirty (30) days’ notice within ten (10) days of receipt of Landlord’s notification. If Tenant cancels this Lease pursuant to this Paragraph 29, Tenant shall vacate the Building and the Premises within thirty (30) days of its delivery to Landlord of the notice of cancellation.

30. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building or Project of any of said Rules and Regulations. In the event of any conflict between this Lease and the Rules and Regulations, this Lease shall control.

31. CONFLICT OF LAWS

This Lease shall be governed by and construed pursuant to the laws of the state in which the Premises are located.

32. SUCCESSORS AND ASSIGNS

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

33. SURRENDER OF PREMISES

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

34. PROFESSIONAL FEES

In the event that either party hereto commences an action or arbitration related to this Lease, the prevailing party shall be entitled to recover from the other party all its costs and expenses incurred therein including, without limitation, reasonable attorneys’ fees (incurred during trial or arbitration or on appeal). Moreover, if either party hereto is, without fault on its own part, made a party to any action or arbitration due to such other party’s conduct, such other party shall indemnify the party innocently involved and save it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys’ fees, both at trial, during arbitration and on appeal.

35. PERFORMANCE BY TENANT

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, making any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the prime rate established from time to time by Bank of America, Main Office, Seattle, Washington, plus two percent (2%), from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

36. MORTGAGEE PROTECTION

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

37. DEFINITION OF LANDLORD

The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

38. WAIVER

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rental and Additional Rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy in this Lease provided.

39. IDENTIFICATION OF TENANT

If more than one person executes this lease as Tenant, (1) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (2) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

40. PARKING

a. Tenant shall have the right to lease the number of spaces indicated in Paragraph 1 on an unreserved basis. All such spaces shall be available at the same rates as established from time to time by Landlord for other spaces in the same location.

b. The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit G attached hereto and by this reference incorporated herein, and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in Exhibit G, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

41. FORCE MAJEURE

Neither Landlord nor Tenant shall have any liability to the other on account of (1) the inability of Landlord or Tenant to fulfill, or delay in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond that party’s reasonable control; or (2) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond that party’s reasonable control (“Force Majeure”). If this Lease specifies a time period for performance of an obligation of Landlord or Tenant, that time period shall be extended by the period of any delay in that party’s performance caused by any of the events of Force Majeure described above, provided that such extension shall not apply to Tenant’s obligations to pay rent, Additional Rent, and other sums payable by Tenant under this Lease.

42. TERMS AND HEADINGS

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

43. EXAMINATION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

44. TIME

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

45. PRIOR AGREEMENT OR AMENDMENTS

This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

46. SEPARABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

47. RECORDING

Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

48. LIMITATION ON LIABILITY

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(1) The sole and exclusive remedy shall be against the Landlord’s interest in the Project;

(2) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(3) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(4) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

(5) No judgment will be taken against any partner of Landlord;

(6) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

(7) No writ of execution will ever be levied against the assets of any partner of Landlord;

(8) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

(9) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

49. MODIFICATION FOR LENDER

If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

50. FINANCIAL STATEMENTS

At any time during the Term of this Lease, Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

51. QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant’s part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

52. TENANT AS CORPORATION

If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the bylaws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

53. HAZARDOUS SUBSTANCES

a. Presence and Use of Hazardous Substances. Tenant shall not, without Landlord’s prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any substances, wastes or materials designated as, or containing components designated as hazardous, dangerous, toxic or harmful and/or which are subject to regulation by any federal, state or local law, regulation, statute or ordinance (collectively referred to as “Hazardous Substances”). Landlord represents to Tenant that Landlord has no knowledge of the presence of any Hazardous Substances in or around the Premises, Common Areas or Building in violation of any applicable environmental laws.

b. Cleanup Costs, Default and Indemnification.

(1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

(2) Tenant shall indemnify, defend and save Landlord harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances.

(3) Upon Tenant’s default under this Paragraph 53 in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

(i) At Landlord’s option, to terminate this Lease immediately; and/or

(ii) To recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord’s attorneys’ fees and costs.

54. INDEPENDENTLY PROVIDED SERVICES

a. This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services, computer, and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.

b. Tenant agrees to hold harmless and defend Landlord, its employees, agents and assigns from any claim Tenant may have arising in any way out of the provision (or lack thereof) of the Independent Services which Tenant has contracted to receive from the third parties.

c. In no event shall Landlord be liable to Tenant for incidental, consequential, indirect or special damages (including lost profits) which may arise in any way out of a claim concerning Independent Services.

55. ERISA

It is understood and agreed that Landlord is subject to the Employee Retirement Income Security Act (“ERISA”) and has furnished to Tenant a list of entities with which transactions might result in a prohibited transaction under ERISA or would otherwise cause a breach of an ERISA related requirement (Exhibit H). Tenant hereby warrants and represents that Tenant is not related to or affiliated with any person or entity shown on a list to be furnished by Landlord such that Tenant is a “party in interest” to such person or entity as that term is defined in ERISA Section 3(14), a copy of which Section is attached hereto as Exhibit I, as that Section may be interpreted or amended. Tenant agrees that each time that Landlord makes additions to such list the Tenant will either make the warranty requested above or shall disclose to Landlord the relationship with such party on the list that would cause Tenant to be unable to make such a warranty or representation. Tenant agrees to indemnify and hold harmless Landlord from any cost, expenses or damages which may result from a breach of this warranty and representation made by Tenant.

56. AUTHORITY OF LANDLORD

Landlord and the entity and persons executing this Lease on behalf of Landlord represent and warrant that the entity and individuals executing this Lease on Landlord’s behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Landlord in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R

BY:	CIGNA INVESTMENTS, INC., a Delaware corporation, its agent

	By:	/s/ Jean M. Anderson
Jean M. Anderson
	Its:	Vice President

TENANT:

CORUS PHARMA, INC., a Delaware corporation

	By:	/s/ Jonathan P. Mow
	Its:	VP Bus Dev & Secretary

STATE OF CONNECTICUT	)
) ss.
County of Hartford	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 17th day of April, 2001, before me, personally appeared Jean M. Anderson, to me known to be the Vice President of CIGNA INVESTMENTS, INC., as agent for CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of its Separate Account R, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that              was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Mona A. Lees
Notary Public in and for the State of MONA A. LEES
Connecticut, residing at NOTARY PUBLIC
STATE OF CONNECTICUT
My commission expires: MY COMMISSION EXPIRES AUG. 31, 2002
[Type or Print Notary Name]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 6th day of April, 2001, before me personally appeared Jonathan P. Mow, to me known to be the VP Business Dev & Secretary of CORUS PHARMA, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

[Stamp of Notary]	/s/ Lupita Duarte
Notary Public in and for the State of
Washington, residing at King County
My commission expires: 04-29-2002
Lupita Duarte
[Type or Print Notary Name]

WORK LETTER AGREEMENT

This Work Letter Agreement, is entered into as of the      day of             , 2001, by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R (“Landlord”), and CORUS PHARMA, INC., a Washington corporation (“Tenant”).

RECITALS:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in Exhibit A attached to the Lease.

B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1. COMPLETION SCHEDULE.

Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises, and the Commencement Date for the Term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Work Schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) working days after the date such Schedule is first received by Tenant, Landlord may, at its option, terminate the Lease and all of its obligations thereunder.

2. TENANT IMPROVEMENTS.

Reference herein to “Tenant Improvements” shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

3. TENANT IMPROVEMENT PLANS.

Tenant’s architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may be referred to herein as the “Tenant Improvement Plans.” The Tenant Improvement Plans must be consistent with Landlord’s standard specifications (the “Standards”) for tenant improvements for the Building, as the same may be changed from time to time by Landlord. Landlord is not obligated and shall not be required to make any improvements or alterations to the Premises except those funded through the Tenant Allowance (defined in Paragraph 7 below).

4. NON-STANDARD TENANT IMPROVEMENTS.

Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed 1.65 watts per rentable square foot; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

5. FINAL PRICING AND DRAWING SCHEDULE.

After the preparation of the space plan and after Landlord and Tenant’s written approval thereof, in accordance with the Work Schedule, Tenant shall cause its architect to prepare and submit to Landlord the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Tenant’s architect for plan checking and the issuance of a building permit. Tenant, with Landlord’s approval, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant’s approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant. Tenant shall pay any costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 hereof.

6. CONSTRUCTION OF TENANT IMPROVEMENTS.

After the Tenant Improvement Plans have been prepared and approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in

1

accordance with the Work Schedule. Tenant shall pay Landlord a construction supervision fee of five percent (5%) of the total construction costs. The cost of the work (including Landlord’s construction supervision fee) shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord’s reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7. PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

a. Landlord hereby grants to Tenant a “Tenant Allowance” of Five Dollars ($5.00) per Rentable Square Foot of the Premises Area (as defined in Paragraph 1.d. of the Lease) for a total of Twenty-One Thousand Seven Hundred and Five Dollars ($21,705.00). Such Tenant Allowance shall be used only for:

(1) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord’s Standards for tenant improvements for the Building or for payments to any other consultants, designers or architects other than Tenant’s architect and/or space planner.

(2) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(3) Construction of the Tenant Improvements, including, without limitation, the following (to the extent not already included in the Premises):

(a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

(b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

(c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

(d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

(e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories to be installed within the Premises.

(f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

(g) Testing and inspection costs.

(h) Contractor’s fees, including but not limited to any fees based on general conditions.

(i) All applicable Washington State sales tax.

(j) Construction management fee for Landlord’s construction supervision in the amount of 5% of the total construction.

b. The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord’s final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 7.a above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

c. In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant’s request for a change to the Tenant Improvement Plans if such changes are inconsistent with Paragraphs 3 and 4 above, or if the change would, in Landlord’s opinion, unreasonably delay construction of the Tenant Improvements.

d. In the event that the cost of the Tenant Improvements increases as set forth in Landlord’s final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord’s written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

e. Any unused portion of the Tenant Allowance upon completion of the Tenant Improvements shall not be refunded to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease.

2

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

LANDLORD:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
a Connecticut corporation,
on behalf of its Separate Account R

BY:	CIGNA INVESTMENTS, INC.,
a Delaware corporation, its Agent

	By:	/s/ Jean M. Anderson

	Its:	Jean M. Anderson
Vice President

TENANT:

CORUS PHARMA, INC.,
a Delaware corporation

	By:	/s/ Jonathan P. Mow

	Its:	VP Bus Dev & Secretary

3

EXHIBIT A

OUTLINE OF FLOOR

PLAN OF PREMISES

[Graphic of Floor Plan]

A-1

EXHIBIT B

THE PROJECT

Parcel A of City of Seattle Lot Line Adjustment No. 8604762 as recorded under King County Record No. 8612240354, being a portion of Lots 2, 3, 6 and 7 in Block 38 and vacated alley adjoining, in addition to the Town of Seattle, as laid out by A. A. Denny (COMMONLY KNOWN AS A. A. Denny’s 6th Addition to the City of Seattle), as per plat recorded in Volume 1 of Plats, Page 99, records of King County, Washington.

TOGETHER WITH those rights and easements granted by easement agreement dated February 6, 1987, recorded under Recording No. 8703131011;

EXCEPTING THEREFROM Market Place Tower a Condominium intended for residential use according to the Condominium Plan and Survey Map delineating said condominium recorded in Volume 84 of condominiums, pages 72-90, under King County, Washington.

Situated in the City of Seattle, County of King, State of Washington.

B-1

EXHIBIT C

NOTICE OF LEASE TERM DATES AND

TENANT’S PERCENTAGE

To:	Date: , 2001

Re:	Lease dated , 2001, between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Separate Account R (Landlord), and CORUS PHARMA, INC., a Washington corporation (Tenant), concerning Suite 800, located at 2025 First Avenue, Market Place Tower, Seattle, Washington, 98121.

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the Term of said Lease shall commence as of                     , for an initial Term of  —                                , ending on                                          .

3. That in accordance with the subject Lease, rental commenced to accrue on                                 .

4. If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to CGLIC/SAR, to the following address: PO Box 34935, Department 243, Seattle, Washington 98124-1935.

6. The number of rentable square feet within the Premises is                      rentable square feet.

7. Tenant’s Percentage, as adjusted based upon the exact number of rentable square feet within the Premises, is          %.

AGREED AND ACCEPTED

LANDLORD:	TENANT:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf of its Separate Account R	CORUS PHARMA, INC., a Delaware corporation
By: CIGNA Investments, Inc. A Delaware Corporation, its Agent

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

Initialed only at time of lease execution.

This form confirms actual move-in-date and square footage.

C-1

EXHIBIT D

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adapt nondiscriminatory modifications and additions hereto.

As long as Tenant is not in default under any of the terms, conditions, provisions or agreements of this Lease, Landlord shall:

1.	Provide non-attended automatic elevator facilities Monday through Friday, except holidays from 8 A.M. to 6 P.M., and have one elevator available at all other times.

2.	On Monday through Friday, except holidays, from 8 A.M. to 6 P.M., and on Saturday mornings from 8 A.M. to 12 Noon (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then-current journeymen’s wages for air conditioning mechanics.

3.	Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in an amount not to exceed .025 kWh per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, but which specifically may be conditioned on Tenant’s paying for any additional cooling, metering, and/or electrical costs relating thereto.

4.	Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

5.	Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

D-1

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

The undersigned,                                                                                                        (“Landlord”), with a mailing address c/o                                                                                                                    and                                                               (“Tenant”), hereby certify to                                                              , a                                                              , as follows:

1.	Attached hereto is a true, correct and complete copy of that certain lease dated , , between Landlord and Tenant (the “Lease”), which demises premises located at . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The term of the Lease commenced on , 200 .

3.	The term of the Lease shall expire on , 200 .

4.	The Lease has (Initial One):

(            ) not been amended, modified, supplemented, extended, renewed or assigned.

(            ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

5.	Tenant has accepted and is now in possession of said premises.

6.	Tenant and Landlord acknowledge that the Lease will be assigned to and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of fixed monthly rent is $ .

8.	The amount of security deposits (if any) is $ . No other security deposits have been made.

9.	Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

10.	All work required to be performed by Landlord under the Lease has been completed.

11.	There are no defaults on the part of the Landlord or Tenant under the Lease.

12.	Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that                                                                                                            is about to fund a loan to Landlord and that                                                                                                                is relying upon the representations herein made in funding such loan.

E-1

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of                                 , 200  .

LANDLORD:	TENANT:

By:		By
	Its		Its

By:
Its

Initialed only at time of lease execution.

Estoppel certificate is not executed until you are actually in the premises and paying rent.

E-2

EXHIBIT F

RULES AND REGULATIONS

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4.	The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.	All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

8.	Freight elevator(s) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12.	Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16.	Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than specifically provided for in Tenant’s Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the premises any vending machines without the written consent of Landlord.

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

23.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building or Project.

27.	Without the written consent of Landlord, Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.	Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

35.	The use of tobacco products shall be prohibited in or about the Premises, Project, Common Areas and within 20 feet of any entrance to or exit from the Project. Tobacco products shall include, but shall not be limited to cigarettes, cigars, pipes, chewing tobacco or similar products.

EXHIBIT G

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Project.

1.	All claimed damage or loss must be reported and itemized in writing delivered to the Management Office within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed within ninety days from date of parking in court of jurisdiction where a claimed loss occurred. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act or omissions of others, or for articles left in the car. The total liability of Landlord is limited to $250.00 for all damages or loss to any car. Landlord is not responsible for loss of use.

2.	Tenant shall not park or permit the parking of any vehicle under its company in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or fourwheeled trucks.

3.	Parking stickers or any other device or form of identification supplied by landlord as a condition of use of the Parking Facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.	No overnight or extended term storage of vehicles shall be permitted.

5.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.	All directional signs and arrows must be observed.

7.	The speed limit within all parking areas shall be 5 miles per hour.

8.	Parking is prohibited:

(a)	in areas not striped for parking;

(b)	in aisles;

(c)	where “no parking” signs are posted;

(d)	on ramps;

(e)	in cross-hatched areas; and

(f)	in such other areas as may be designated by Landlord or Landlord’s Parking Operator.

9.	Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10.	Loss or theft of parking identification devices from automobiles must be reported to the Management Office immediately, and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11.	Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12.	Lost or stolen devices found by the tenant must be reported to the Management Office immediately to avoid confusion.

13.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14.	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

15.	Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

16.	Landlord reserves the right to establish and change parking fees and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

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EXHIBIT H

ERISA PARTIES IN INTEREST LIST

SEPARATE ACCOUNT R

1.	Treasurer of the State of North Carolina

2.	The United Nations Joint Staff Pension Fund

3.	State of Maryland for the use of the Maryland State INVES-based Agency.

4.	International Monetary Fund as Trustee of the Staff Retirement Plan

5.	The School Employees Retirement Board of Ohio

6.	Public School Teachers Pension & Retirement Fund of Chicago

PLEASE BE ADVISED THAT THE PRECEDING IS A LIST OF RETIREMENT PLANS WHICH MAY HAVE AN INTEREST IN SEPARATE ACCOUNT R AS OF THE DATE HEREOF IN EXCESS OF FOUR PERCENT (4%). THIS EXHIBIT IS SUBJECT TO CHANGE AS HOLDERS OF INTERESTS ARE EITHER ADDED OR SUBTRACTED OR THE PERCENTAGE INTEREST HELD BY ANY PLAN CHANGES.

As of September 11, 2000

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EXHIBIT I

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Section 3 (14) and (15)

(14)	The term “party in interest” means, as to an employee benefit plan -

(A)	any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such employee benefit plan;

(B)	a person providing services to such plan;

(C)	an employer any of whose employees are covered by such plan;

(D)	an employee organization any of whose members are covered by such plan;

(E)	an owner, direct or indirect, of 50 percent or more of

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation.

(ii)	the capital interest or the profits interest of a partnership, or

(iii)	the beneficial interest of a trust or unincorporated enterprise.

which is an employer or an employee organization described in subparagraph (C) or (D);

(F)	a relative (as defined in paragraph (15)) of any individual described in subparagraph (A), (B), (C), or (E);

(G)	a corporation, partnership, or trust or estate of which (or in which) 50 percent or more of

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

(ii)	the capital interest or profits interest of such partnership, or

(iii)	the beneficial interest of such trust or estate,

is owned directly or indirectly, or held by persons described in subparagraph (A), (B), (C), (D), or (E);

(H)	an employee, officer, director (or an individual having powers or responsibilities similar to those of officers of directors), or a 10 percent or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E), or (G), or of the employee benefit plan; or

(I)	a 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (B), (C), (D), (E), or (G).

The Secretary, after consultation and coordination with the Secretary of the Treasury, may by regulation prescribe a percentage lower than 50 percent for subparagraphs (E) and (G) and lower than 10 percent for subparagraph (H) or (I). The Secretary may prescribe regulations for determining the ownership (direct or indirect) of profits and beneficial interests, and the manner in which indirect stockholdings are taken into account.

(15)	The term “relative” means a spouse, ancestor, lineal descendant, or spouse of a lineal descendant.

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EXHIBIT J

EXAMPLE LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

PLACE AND DATE OF ISSUE: ___________________________________________[PLACE] ___________________________________________[DATE]	CREDIT NUMBER: ____________________________ DATE AND PLACE OF EXPIRY: _________________________________[DATE] IN ________________________________[PLACE]

BENEFICIARY: _________________________________________________ _________________________________________________ _________________________________________________	APPLICANT: [TENANT] _____________________________________________ _____________________________________________ _____________________________________________

Up to an aggregate amount of                      US DOLLARS (US$                    ).

Dear Sirs:

We hereby issue in your favor this Standby Letter of Credit which is available by your drafts at sight drawn on [ISSUER], at [OFFICE OF ISSUER] and accompanied by any of the following documents:

1.	Your written certification, notarized, stating substantially the following (all blank spaces shall be completed by Beneficiary):

In reference to [ISSUER] Letter of Credit No.                     , we hereby certify and affirm that an Event of Default has occurred after the expiration of any applicable cure period under that certain lease dated [LEASE DATE] between [BENEFICIARY], “Landlord,” and [TENANT] “Tenant.” The delinquent amount, as defined in said lease, owed by Tenant to Landlord as a result of such Event of Default is US $                    .

We hereby irrevocably instruct [ISSUER] to pay the sum specified above as follows: Such sum shall be paid directly to [BENEFICIARY] at                     .

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the              day of                     , 200  .

________________________________________________,
a _______________________________________________

By:
Name:
Title:

2.	Your written certification, notarized, stating substantially the following (all blank spaces shall be completed by Beneficiary):

In reference to [ISSUER] Letter of Credit No.              we hereby certify that this Letter of Credit is within thirty (30) days prior to its expiration date and has not been extended or replaced pursuant to that certain Lease dated [LEASE DATE] between [BENEFICIARY], “Landlord,” and [TENANT] “Tenant.”

We hereby irrevocably instruct [ISSUER] to pay the sum of $                     directly to [BENEFICIARY] at                                 .

Letter of Credit - 1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the          day of                         , 200  .

________________________________________________,
a _______________________________________________

By:
Name:
Title:

SPECIAL CONDITIONS:

All drafts must be marked “Drawn Under [ISSUER] Letter of Credit No.                      dated                                 .”

Notwithstanding any reference in this Letter of Credit to other documents, instruments, or agreements or references in such other documents, instruments, or agreements to this Letter of Credit, this Letter of Credit contains the entire agreement among the Applicant, Beneficiary, and the Issuer hereunder relating to the obligations of the Issuer hereunder.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the Expiration Date hereof, or any future Expiration Date, unless at least (30) days prior to any Expiration Date, we notify you by courier/registered mail that we elect not consider this Letter of Credit renewed for any such additional period. If we do not give such notice of non-renewal, within the 30-day period before the Expiration Date of this Letter of Credit, we will, within one (1) business day after receipt of a request from Beneficiary, confirm in writing the date to which it has been extended.

If this Letter of Credit is not renewed or replaced pursuant to the Lease, the Beneficiary may draw under number 2 above hereunder on or prior to the then relevant Expiration Date, in the full amount of this Letter of Credit. Notice of non-renewal shall be given to Beneficiary at the address set forth herein, at such other address as the Beneficiary may designate to us in writing at our address set forth herein or, if we have received executed transfer instructions as provided herein, at the address of the transferee set forth therein. We will, within one (1) business day after receipt of request from the Beneficiary, confirm in writing to any transferee or prospective transferee of this Letter of Credit, the then outstanding amount of this Letter of Credit. Beneficiary shall be permitted to make one or more partial draws on this Letter of Credit.

This Letter of Credit is transferable in its entirety (but not in part), on one or more occasions. We shall not recognize any transfer of this Letter of Credit until executed transfer instructions in the form attached are filed with us and our customary charges (not in excess of US $200.00) are paid, accompanied by the original of this Letter of Credit (or a Replacement Letter of Credit issued pursuant to this paragraph). Upon receipt of the above-mentioned documents, we will issue and deliver a Replacement Letter of Credit to the transferee which (i) designates the transferee as Beneficiary, and with all references herein to “you” referring to it, and (ii) is otherwise in the same form as this Letter of Credit and is also transferable. Until the transferee receives the Replacement Letter of Credit in the form required hereby, this Letter of Credit shall remain outstanding and in full force and effect notwithstanding delivery of the Original hereof to us. A transfer of this Letter of Credit as provided herein shall transfer all rights hereunder to the transferee, and the transferee shall for all purposes be considered the Beneficiary hereunder, with full right and authority to draw on this Letter of Credit as provided herein, but upon the transferee’s receipt of the Replacement Letter of Credit in the form required hereby, this Letter of Credit will be invalid. [Please note: form for filling transfer instructions must be attached and the bank will attach their form]

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our credit no.                                                   for all or any part of this Letter of Credit if presented at our offices at [ADDRESS OF ISSUER] on or before

Letter of Credit - 2

                             [EXPIRATION DATE], or any automatically extended expiry date as provided herein.

All inquiries and/or correspondence pertaining to this Letter of Credit must be in writing and directed to the attention of                                                      , telephone number                                                       at the above-mentioned address and must specifically refer to this Letter of Credit No.                                                      .

Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices, International Chamber of Commerce Publication No. ISP 98.

Very truly yours,
[ISSUER]

By:		By:
	Authorized Signature	Authorized Signature
	Title:	Title:

Letter of Credit - 3

EXHIBIT K

SPACE PLAN

[Graphic of Floor Plan]

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